BitGo Holdings, Inc. Announces $50 Million Share Repurchase Program

Board of Directors Authorizes Repurchase of BitGo Common Stock

NEW YORK, NY - June 17, 2026 - BitGo Holdings, Inc. (NYSE: BTGO) (“BitGo” or the “Company”), the digital asset infrastructure company, today announced that its Board of Directors has authorized a share repurchase program under which the Company may repurchase up to $50 million of its common stock, representing approximately 8% of the Company’s Class A shares outstanding based on current stock prices. Subject to market conditions and other factors, the Board believes the fundamental value of the business exceeds the current market price and this buyback reflects the Company’s commitment to disciplined capital stewardship. The authorization is effective immediately and does not have a fixed expiration date.

“This authorization reflects the Board’s confidence in our business and long-term trajectory. We believe that repurchasing our shares represents an attractive use of capital at this time while allowing us to continue investing aggressively in our platform and clients,” said Ed Reginelli, Chief Financial Officer of BitGo.

Repurchases may be made from time to time through open market purchases, privately negotiated transactions, block trades or other means, subject to market conditions, applicable legal, regulatory and contractual requirements. Open market repurchases are expected to be conducted in accordance with applicable federal securities laws, including, as applicable, the pricing, timing, volume and manner conditions of Rule 10b-18 under the Securities Exchange Act of 1934, as amended. The Company may also enter into trading plans intended to satisfy the affirmative defense conditions of Rule 10b5-1 under the Exchange Act to facilitate repurchases under the authorization.

The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion and will depend on factors including the market price of the Company’s common stock, general market and economic conditions, digital asset market conditions, capital and liquidity positions, financial performance, business requirements, regulatory and accounting considerations, applicable regulatory capital requirements, contractual restrictions, and alternative uses of capital. The program does not obligate the Company to acquire any amount of common stock, has no minimum purchase commitment, and may be modified, suspended or terminated at any time without prior notice. The Company expects to fund repurchases using existing cash and cash equivalents and does not expect repurchases to affect the capital positions of its regulated subsidiaries.

About BitGo
BitGo (NYSE: BTGO) is the digital asset infrastructure company delivering custody, wallets, staking, trading, financing, stablecoins, and settlement services from regulated cold storage. Since 2013, BitGo has focused on accelerating the transition of the financial system to a digital asset economy. BitGo maintains a global presence and multiple regulated entities, including BitGo Bank & Trust, National Association, the first federally chartered digital asset trust bank owned by a publicly traded company. Today, BitGo serves thousands of institutions, including many of the industry’s top brands, financial institutions, exchanges, and platforms, and millions of investors worldwide. For more information, visit www.bitgo.com.

Forward-Looking Statement
Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding the Company’s share repurchase program, the Company’s expected use of capital and the Company’s future financial performance. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict, that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the market price of the Company’s common stock, the Company’s available capital and liquidity, regulatory capital requirements applicable to the Company’s regulated subsidiaries, the highly volatile nature of digital assets, technical issues in connection with the integration of supported digital assets and changes and upgrades to their underlying network, heightened scrutiny of our industry and operations, the theft, loss, or destruction of private keys required to access any digital assets held in custody for our own account or for our clients, errors in executing client transactions or managing our own trading activities, and the other factors discussed in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 27, 2026, and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. While the Company believes these forward-looking statements are reasonable, readers of this press release are cautioned not to place undue reliance on any forward-looking statements. The information in this release is provided only as of the date of this release, and the Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Media Contact
press@bitgo.com

Investor Contact
investors@bitgo.com